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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



          Name of Subsidiary                      State of Organization
          ------------------                      ---------------------

          AFH Development, Inc.(1)                California
          AFH-Delta Greens, Inc.(2)               California
          AFH-Oceanside, Inc.(2)                  California
          AFH-Ahwahnee, Inc.(2)                   California
          AFH-Mori Point, Inc.(2)                 California

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(1)  Wholly-owned by Registrant
(2)  Wholly-owned subsidiaries of AFH Development, Inc.